UNITED STATES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code          (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On December 5, 2014 Michael J. Sullivan resigned as Senior Vice President - Asset Management of Ramco-Gershenson Properties Trust (the "Trust") effective December 19, 2014.

(e)
On December 10, 2014 the Trust and Mr. Sullivan entered into a Separation Agreement and Release ('the "Agreement"). The Agreement provides for a payment of approximately $400,000 related to the Company’s 2012 three-year performance plan, a bonus payment for 2014, and severance. In addition, 15,226 restricted shares previously granted to Mr. Sullivan will immediately vest. The Agreement also contains provisions requiring Mr. Sullivan to maintain the confidentiality of Trust information and mutual releases of the Trust and of Mr. Sullivan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	December 11, 2014	By: /s/ GREGORY R. ANDREWS
Chief Financial Officer and Secretary